Exhibit 2.2

AGREEMENT OF MERGER

OF

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
A California Corporation

INTO

BROADCASTER, INC.,
a Delaware Corporation

This AGREEMENT OF MERGER is made and entered into this [__] day of _________, 2005, by and between International Microcomputer Software, Inc., a California Corporation, hereinafter called the Disappearing Company, and Broadcaster, Inc., a Delaware Corporation, hereinafter called the Surviving Company.

WHEREAS, the Disappearing Company has an authorized capital stock consisting of 300,000,000 shares of common stock, no par value per share, of which 29,713,760 shares have been duly issued and are now outstanding and 20,000,000 shares of preferred stock, no par value per share, of which no shares have been issued and are now outstanding, and

WHEREAS, the Surviving Company has an authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.001 per share, of which 1 share has been duly issued and is now outstanding and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been duly issued and are now outstanding, and

WHEREAS, the Board of Directors of the Disappearing Company and the Surviving Company, respectively, deem it advisable and generally to the advantage and the welfare of the two corporate parties and their respective shareholders that the Disappearing Company merge with the Surviving Company under and pursuant to the provisions of the General Corporation Law of California and of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

1.  MERGER. The Disappearing Company shall be and it hereby is merged into the Surviving Company.

2. EFFECTIVE DATE. This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of California and Delaware, the time of such effectiveness being hereinafter called the Effective Date.

3. SURVIVING CORPORATION. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Disappearing Company shall cease forthwith upon the Effective Date.

4. AUTHORIZED CAPITAL. The Authorized capital stock of the Surviving Company following the Effective Date shall be 300,000,000 shares of Common Stock, par value $0.001 per share and 20,000,000 shares of Preferred Stock, par value $0.001 per share, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation set forth as Appendix A hereto shall be the Certificate of Incorporation of the Surviving Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any stockholder or director or officer of the Surviving Company or upon any other persons whomsoever are subject to the reserve power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of the Surviving Company separate and apart from this Agreement of Merger and may be separately certified as the Certificate of Incorporation of the Surviving Company.

6. BYLAWS. The Bylaws of the Surviving Company as they exist on the Effective Date shall be the Bylaws of the Surviving Company following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of the Surviving Company immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of the Disappearing Company immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

8. FURTHER ASSURANCE OF TITLE. If at any time the Surviving Company shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Company any right, title, or interest of the Disappearing Company held immediately prior to the Effective Date, the Disappearing Company and its proper officers and directors shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Company as shall be necessary to carry out the purposes of this Agreement of Merger, and the Surviving Company and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Disappearing Company or otherwise.

9. CONVERSION OF OUTSTANDING STOCK. Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of the Disappearing Company and all rights in respect thereof shall be converted into one (1) fully paid and nonassessable share of Common Stock of the Surviving Company, and each certificate nominally representing shares of Common Stock of the Disappearing Company shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of the Surviving Company. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of Common Stock in the Surviving Company but, as certificates nominally representing shares of Common Stock of the Disappearing Company are surrendered for transfer, the Surviving Company will cause to be issued certificates representing shares of Common Stock of the Surviving Company, and, at any time upon surrender by any holder of certificates nominally representing shares of Common Stock of the Disappearing Company, the Surviving Company will cause to be issued therefore certificates for a like number of shares of Common Stock of the Surviving Company.

10. RIGHTS AND LIABILITIES OF SURVIVING COMPANY. At and after the effective time of the merger, the Surviving Company shall succeed to and possess, without further act or deed, all the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the parties hereto; all debts due to the Disappearing Company or whatever account shall be vested in the Surviving Company; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Company as they were the respective parties hereto; the title to any real estate vested by deed or otherwise in the Disappearing Company shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Company; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of the respective parties hereto shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and the Surviving Company shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

11. SERVICE OF PROCESS ON SURVIVING COMPANY. The Surviving Company agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of the Disappearing Company as well as for the enforcement of any obligation of the Surviving Company arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of California.

12. TERMINATION. This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of the Disappearing Company at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.

13. PLAN OF REORGANIZATION. This Agreement of Merger constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

14. EXPENSES AND RIGHTS OF DISSENTING SHAREHOLDERS. The Surviving Company shall pay all expenses of carrying this Agreement of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting shareholders of the Disappearing Company may be entitled by reason of this merger.

IN WITNESS WHEREOF each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, has caused this Agreement of Merger to be executed by an authorized officer, [_________________] and [__________________], respectively.

Dated _________ [__], 2005.

DISAPPEARING COMPANY

INTERNATIONAL MICROCOMPUTER
SOFTWARE, INC., a California corporation

By: ___________________________
Gordon Landies, President

SURVIVING COMPANY

BROADCASTER, INC., a California corporation

By: ___________________________
[_______________], President

APPENDIX A

CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION
OF
BROADCASTER, INC.

* * * * *

I.

The name of the corporation is Broadcaster, Inc.

II.

The name of its registered agent in the State of Delaware is The Corporation Trust Company. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

III.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

A.  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is three hundred twenty million (320,000,000) comprised of three hundred million (300,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share (the "Common Stock") and twenty million (20,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share (the "Preferred Stock"). A description of the respective classes of stock and a statement of the designations, preferences, voting powers (if any), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

B. PREFERRED STOCK

1. The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the board of directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

2. For any series of Preferred Stock having issued and outstanding shares, the board of directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the board, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. COMMON STOCK

1. Relative Rights of Preferred Stock and Common Stock. Except as otherwise required by this Certificate of Incorporation, all powers, preferences and rights and qualifications, limitations, or restrictions of the Common Stock are subject to those that may be fixed with respect to any shares of the Preferred Stock.

2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held of record by that holder on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

3. Dividends. Subject to any preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which by law are available therefor, dividends payable in cash, in property or in shares of capital stock.

4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, including any certificate of designation for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

V.

The corporation is to have perpetual existence.

VI.

Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of the stockholders. Special meetings of stockholders of the corporation may be called only by the corporation's Board of Directors, its Chair of the Board of Directors or its President. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

VII.

A. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

B. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

C.  The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

VIII.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as that court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

IX.

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of the repeal or modification.

X.

A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than that law permitted the corporation to provide before the amendment) against all expenses, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. However, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by that person only if that action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. The rights set forth in this Article X shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition. However, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be so indemnified.

B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Paragraph A of this Article X is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. However, the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

C. NON EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Paragraphs A and B of this Article X shall not be exclusive of any other rights which such person may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation, by law, agreement, vote of stockholders or of disinterested directors, or otherwise.

D. EXPENSES AS A WITNESS. To the extent that any director, officer, employee, or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified and held harmless against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

E. INDEMNITY AGREEMENTS. The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, providing for indemnification to the fullest extent permissible under the Delaware General Corporation Law and the corporation's Certificate of Incorporation.

F. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of this Article X shall not adversely affect any right of indemnification or advancement of expenses of a director or officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring before the repeal or modification.

G. SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article X is separate and distinct. If any paragraph, sentence, term or provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other such paragraph, sentence, term or provision. To the extent required in order to make any such paragraph, sentence, term or provision of this Article X valid or enforceable, the corporation shall, and the indemnitee or potential indemnitee may, request a court of competent jurisdiction to modify the paragraph, sentence, term or provision in order to preserve its validity and provide the broadest possible indemnification permitted by applicable law.

H. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss of the type referred to in this Article X, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

I. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

XI.

The corporation reserves the right to amend or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon any stockholders by this Certificate of Incorporation are granted subject to this reservation.

XII.

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of the State of Delaware.

The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate of incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 17th day of November 2005.

__________________________
Oscar Escobar, Incorporator

BYLAWS

OF

BROADCASTER, INC.,

a Delaware corporation

BYLAWS
OF
BROADCASTER, INC.

TABLE OF CONTENTS

ARTICLE I - OFFICES	1

1.1 Registered Office	1

1.2 Other Offices	1

ARTICLE II - STOCKHOLDERS	1

2.1 Annual Meeting	1

2.2 Special Meeting	1

2.3 Place	1

2.4 Notice	1

2.5 Record Date	2

2.6 Quorum	2

2.7 Required Vote	3

2.8 Proxies and Voting	3

2.9 Notice of Stockholder Business	3

210 Lost Stock Certificates	4

ARTICLE III - BOARD OF DIRECTORS	4

3.1 Number	4

3.2 Powers	4

3.3 Election	4

3.4 Term of Office and Vacancies	4

3.5 Removal	5

3.6 Resignation	5

3.7 Compensation	5

3.8 Committees	5

3.9 Time and Place of Meetings and Telephone Meetings	6

ii

3.10 Call	6

3.11 Notice	6

3.12 Meeting Without Regular Call and Notice	7

3.13 Action Without Meeting	7

3.14 Quorum and Required Vote	7

3.15 Committee Meetings	7

ARTICLE IV - OFFICERS	7

4.1 Titles and Relation to Board of Directors	7

4.2 Election, Term of Office and Vacancies	7

4.3 Resignation	8

4.4 Chairman of the Board; President	8

4.5 Secretary	8

4.6 Treasurer	9

4.7 Other Officers	9

4.8 Salaries	9

ARTICLE V - AMENDMENT OF BYLAWS	9

iii

BYLAWS
OF
BROADCASTER, INC.

ARTICLE I - OFFICES

1.1  Registered Office.

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2  Other Offices.

The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II - STOCKHOLDERS

2.1 Annual Meeting.

The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the corporation’s fiscal year on such date and at such time as shall be designated by the board of directors.

2.2 Special Meeting.

Special meetings of stockholders may be called at any time by the board of directors, the Chairman of the Board or the President of the corporation.

2.3 Place.

Meetings of stockholders shall be held at the principal executive office of the corporation or at any other place, within or without Delaware, which is designated by the board of directors or the President.

2.4 Notice.

(a) Annual and Special Meetings. A written notice of each meeting of stockholders shall be given not more than 60 days and, except as provided below, not less than ten days before the meeting to each stockholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the board of directors intends to present for action by the stockholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the stockholder at the address of such stockholder appearing on the books of the corporation, the address given by the stockholder to the corporation for the purpose of notice or as otherwise provided by law.

(b) Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 30 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

2.5 Record Date.

The board of directors may fix in advance a record date for the determination of the stockholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights or to exercise any rights. The record date shall be not more than 60 nor less than ten days prior to the date of the meeting nor more than 60 days prior to such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. Except as otherwise provided by law, when a record date is fixed, as provided herein, only stockholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date

2.6 Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Required Vote.

When a quorum is present at any meeting, except with respect to the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.8 Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

2.9 Notice of Stockholder Business.

At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the corporation no later than (i) in the case of an annual meeting, ninety (90) days before the anticipated date of the next annual meeting, under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting, and (ii) in the case of a special meeting, ten (10) days prior to date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.9. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.10 Lost Stock Certificates.

The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

ARTICLE III - BOARD OF DIRECTORS

3.1 Number.

The number of directors who shall constitute the whole board shall not be less than five (5) nor more than nine (9). The exact number of directors shall be determined from time to time by resolution of the board of directors.

3.2 Powers.

The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.3 Election.

Except as provided in Section 3.2, the directors shall be elected at the annual meeting of the stockholders by a plurality vote. Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

3.4 Term of Office and Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; whenever the holders of any class or classes of stock or series thereof are entitled, pursuant to the certificate of incorporation, to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.5 Removal.

Unless otherwise restricted by the certificate of incorporation, bylaws or statute, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

3.6  Resignation.

Any director may resign by giving notice to the board of directors, the Chairman of the Board, the President or the Secretary. The resignation of a director shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

3.7  Compensation.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.8 Committees.

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board many designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no committee shall have the power or authority of the board of directors in reference to:

(a) amending the certificate of incorporation (except to the extent provided in resolutions of the board of directors and permitted by the General Corporation Law of the State of Delaware);

(b) adopting an agreement of merger or consolidation;

(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; or

(d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.9 Time and Place of Meetings and Telephone Meetings.

Unless the board of directors determines otherwise, the board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of stockholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of the meeting or in a resolution of the board of directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, provided that all members participating in the meeting can hear each other.

3.10 Call.

Meetings of the board of directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

3.11 Notice.

Regular meetings of the board of directors may be held without notice if the time of such meetings has been fixed by the board and publicized among all directors. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or electronic correspondence, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice must specify the purpose of any regular or special meeting. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, but if a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

3.12 Meeting Without Regular Call and Notice.

The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

3.13 Action Without Meeting.

Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all of the members of the board individually or collectively consent in writing to such action.

3.14 Quorum and Required Vote.

At all meetings of the board a majority of the total number of authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.15 Committee Meetings.

The principles set forth in Sections 3.9 through 3.14 of these bylaws shall apply to committees of the board of directors and to actions taken by such committees.

ARTICLE IV - OFFICERS

4.1 Titles and Relation to board of directors.

The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary and a Treasurer. The board of directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the direction of the board of directors.

4.2 Election, Term of Office and Vacancies.

At its regular meeting after each annual meeting of stockholders, or at any other such time as the board of directors shall designate, the board of directors shall choose the officers of the corporation. The board may choose additional officers or fill vacant offices at any other time. No officer must be a member of the board of directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the board of directors may remove any officer at any time.

4.3 Resignation.

Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

4.4  Chairman of the Board; President.

If the board of directors elects a Chairman of the Board, such officer shall preside over all meetings of the board of directors and of stockholders. If there be no Chairman of the Board, the President shall perform such duties. The board of directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. If there is no Chairman of the Board, the President shall be the chief executive officer.

4.5 Secretary.

Unless otherwise determined by the board of directors or the chief executive officer, the Secretary shall have the following powers and duties:

(a) Record of Corporate Proceedings. The Secretary shall attend all meetings of stockholders and the board of directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the board may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of these bylaws, as amended.

(b) Record of Shares. Unless a transfer agent is appointed by the board of directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

(c) Notices. The Secretary shall give such notices as may be required by law or these bylaws.

4.6 Treasurer.

Unless the board of directors designates another chief financial officer, the Treasurer shall be the chief financial officer of the corporation. Unless otherwise determined by the board of directors or the chief executive officer, the Treasurer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation's properties and business transactions, shall disburse such funds of the corporation as may be ordered by the board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the board, at regular meetings of the board or whenever the board may require, an account of all transactions and the financial condition of the corporation.

4.7 Other Officers.

The other officers of the corporation, if any, shall exercise such powers and perform such duties as the board of directors or the chief executive officer shall prescribe.

4.8 Salaries.

The board of directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation, including the other officers. If the board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

ARTICLE V - AMENDMENT OF BYLAWS

5.1 Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the board of directors.

I, [______________________], do hereby certify:

1. That I am the duly elected Secretary of Broadcaster, Inc., a Delaware Corporation.

2. That the foregoing Bylaws constitute the Bylaws of the Corporation as of the [__] day of [___________], 2005.

IN WITNESS WHEREOF, I have executed this certificate as of the [__] day of [___________], 2005.

_____________________________
[__________________], Secretary